UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): May 25, 2017 moleculin biotech, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2575 WEST BELLFORT, SUITE 333, HOUSTON TX 77054

(Address of principal executive offices and zip code)

(713) 300-5160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2017, Moleculin Biotech, Inc. (“Company”) approved a form of indemnification agreement to be entered into with its current and future directors and executive officers (the “Indemnification Agreement”). The Company has entered into, or will be entering into, an Indemnification Agreement with each of its directors and executive officers.

The Indemnification Agreement provides, among other things, that the Company will indemnify indemnitees to the fullest extent permitted by law. The Indemnification Agreement provides procedures for the determination of an indemnitee’s right to receive indemnification and the advancement of expenses. Subject to the express terms of the Indemnification Agreement, the Company’s obligations under the Indemnification Agreement continue even after an indemnitee ceases to be a director, officer or employee of the Company.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2017, Moleculin Biotech, Inc. held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 26, 2017, the record date for the Annual Meeting, there were 17,756,872 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 13,056,679, or 73.5%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1. The Company’s stockholders elected Walter V. Klemp; Robert George; Jacqueline Northcut; and Michael Cannon, each to serve until the 2018 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected. The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Walter V. Klemp	8,752,388	216,450	4,087,841
Robert George	7,350,337	1,618,501	4,087,841
Jacqueline Northcut	7,352,941	1,615,897	4,087,841
Michael Cannon	8,218,953	749,885	4,087,841

Proposal 2. The Company’s stockholders ratified the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,882,524	108,668	65,487	n/a

Proposal 3. The Company’s stockholders approved the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect reverse stock split of the outstanding shares of the Company’s common stock, at one of the following reverse stock split ratios, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, or 1-for-15, as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of the Annual Meeting. The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,941,530	1,074,821	40,327	n/a

Proposal 4. The Company's stockholders approved the proposal to authorize the proxy holder to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 3. The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,598,746	355,943	14,149	4,087,841

Adjournment of the Annual Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 3.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: May 31, 2017
	By:	/s/ Jonathan Foster
Jonathan Foster
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement

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